Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports Fiscal 2015 Second Quarter Financial Results

Irvine, Calif., January 29, 2015 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX) a global provider of smart IoT (Internet of Things) solutions, today reported results for its fiscal 2015 second quarter ended December 31, 2014.

Financial Highlights for the Second Quarter of Fiscal 2015:

▪	Net revenue of $10.7 million
▪	Gross profit margin of 48.2%
▪	GAAP net loss of $632,000 or $0.04 per share
▪	Non-GAAP net loss of $99,000 or $0.01 per share
▪	Cash and cash equivalents of $5.4 million as of December 31, 2014

“Revenue for the second fiscal quarter was down 2% year-over-year and 7% sequentially primarily as a result of delays in closing project-based opportunities,” said Kurt Busch, Lantronix president and CEO. “While we are disappointed with this quarter’s results, our continued progress in growing new product sales was instrumental in delivering net revenue growth of 2% for the six month period ended December 31, 2014. We believe that our year-to-date progress combined with our expanding engagements with Tier One accounts will enable us to achieve our fiscal 2015 goals.”

Operational and Product Highlights for the Second Quarter of Fiscal 2015:

▪	In October 2014, the Company launched the industry’s first modular console manager, the SLC™ 8000. Featuring a groundbreaking design that allows for deployment customization and scalability, the SLC 8000 is designed to help organizations reduce deployment and management costs by providing secure, centralized out-of-band management for most IT equipment.
▪	In November 2014, Lantronix announced Python support for its PremierWave® family of intelligent gateways. Python is a dynamic object-oriented programming language that is rapidly becoming a standard for creating and deploying industrial IoT applications.
▪	In December 2014, the Company announced that Torquing Group, a developer of autonomous intelligent nano unmanned aerial systems, had selected the Lantronix xPico® Wi-Fi module to provide secure and direct connectivity from its first consumer nano drone, the ZANO, to both iOS and Android devices.
▪	In January 2015, the Company announced that Konica Minolta added Lantronix xPrintServer® Cloud Print edition mobile printing solution to its EnvisionIT portfolio of mobile solutions.

Financial Results for the Second Quarter of Fiscal Year 2015

Net revenue was $10.7 million for the second quarter of fiscal 2015, a decrease of $233,000, compared with $11.0 million for the second quarter of fiscal 2014 and a decrease of $801,000 compared with $11.5 million for the first quarter of fiscal 2015. The sequential and year-over-year decrease in net revenue was primarily due to delays in closing project-based opportunities. Year-over-year results were partially offset by growth in our new products.

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Gross profit as a percentage of net revenue was 48.2% for the second quarter of fiscal 2015, compared with 49.6% for the second quarter of fiscal 2014 and 48.5% for the first quarter of fiscal 2015. Gross profit as a percentage of revenue was lower primarily due to changes in our product mix.

Operating expenses were $5.8 million for the second quarter of fiscal 2015, compared with $5.7 million for the second quarter of fiscal 2014 and $5.8 million for the first quarter of fiscal 2015.

GAAP net loss for the second quarter of fiscal 2015 was $632,000 or $0.04 per share, compared with GAAP net loss of $323,000 or $0.02 per share, for the second quarter of fiscal 2014 and a GAAP net loss of $262,000 or $0.02 per share, for the first quarter of fiscal 2015.

Non-GAAP net loss for the second quarter of fiscal 2015 was $99,000 or $0.01 per share, compared with non-GAAP net income of $191,000 or $0.01 per share, for the second quarter of fiscal 2014 and non-GAAP net income of $264,000 or $0.02 per share, for the first quarter of fiscal 2015. For additional information regarding our non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $5.4 million as of December 31, 2014 compared with cash and cash equivalents of $6.3 million as of June 30, 2014.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fiscal 2015 second quarter results. Those wishing to participate in the live conference call should dial 877-280-4958 (US) or 857-244-7315 (international) using passcode 14464214. A webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

A telephone replay will be available through February 5, 2015 by dialing 888-286-8010 (US) or 617-801-6888 (international) and entering passcode 25853751.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify access and communication with and between virtually any electronic device. Our smart connectivity solutions enable sharing data between devices and applications to empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely and securely connect electronic equipment via networks and the Internet. Founded in 1989, Lantronix products have applications in every industry, including medical, security, industrial and building automation, transportation, retail, POS, financial, government, consumer electronics, and IT/data center. The Company's headquarters are located in Irvine, California. For more information, visit www.lantronix.com. The Lantronix blog, http://www.lantronix.com/blog, features industry discussion and updates. To follow Lantronix on Twitter, please visit http://www.twitter.com/Lantronix.

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Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes that non-GAAP net income (loss) and non-GAAP net income (loss) per share are important measures of the Company’s business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), and (iv) income tax provision (benefit).

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our relationships with certain customers, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Lantronix, Inc.
Jeremy Whitaker

Chief Financial Officer
(949) 453-3990

E.E. Wang

investors@lantronix.com

(949) 614-5879

© 2015 Lantronix, Inc. All rights reserved. Lantronix, PremierWave, xPico, and xPrintServer are registered trademarks, and SLC is a trademark, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	June 30,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$5,407	$6,264
Accounts receivable, net	2,634	3,631
Contract manufacturers' receivable	393	359
Inventories, net	9,296	8,404
Prepaid expenses and other current assets	595	524
Total current assets	18,325	19,182
Property and equipment, net	1,432	1,487
Goodwill	9,488	9,488
Deferred tax assets	400	400
Other assets	99	125
Total assets	$29,744	$30,682

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,265	$4,547
Accrued payroll and related expenses	1,694	1,863
Warranty reserve	111	150
Deferred tax liabilities	400	400
Other current liabilities	3,302	3,418
Total current liabilities	9,772	10,378
Long-term capital lease obligations	–	7
Other non-current liabilities	75	131
Total liabilities	9,847	10,516

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	205,638	205,013
Accumulated deficit	(186,113)	(185,219)
Accumulated other comprehensive income	371	371
Total stockholders' equity	19,897	20,166
Total liabilities and stockholders' equity	$29,744	$30,682

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
Net revenue (1)	$10,735	$11,536	$10,968	$22,271	$21,851
Cost of revenue	5,565	5,937	5,531	11,502	11,024
Gross profit	5,170	5,599	5,437	10,769	10,827
Operating expenses:
Selling, general and administrative	3,992	4,075	4,062	8,067	8,010
Research and development	1,782	1,744	1,643	3,526	3,324
Total operating expenses	5,774	5,819	5,705	11,593	11,334
Loss from operations	(604)	(220)	(268)	(824)	(507)
Interest expense, net	(3)	(5)	(7)	(8)	(16)
Other income (expense), net	1	(21)	(22)	(20)	(28)
Loss before income taxes	(606)	(246)	(297)	(852)	(551)
Provision for income taxes	26	16	26	42	39
Net loss and comprehensive loss	$(632)	$(262)	$(323)	$(894)	$(590)
Net loss per share (basic and diluted)	$(0.04)	$(0.02)	$(0.02)	$(0.06)	$(0.04)
Weighted-average common shares (basic and diluted)	14,874	14,787	14,621	14,831	14,600
Net revenue from related parties	$112	$79	$180	$191	$373

(1)  Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013

GAAP net loss	$(632)	$(262)	$(323)	$(894)	$(590)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	16	20	11	36	24
Depreciation and amortization	149	139	124	288	241
Total adjustments to cost of revenue	165	159	135	324	265
Selling, general and administrative:
Share-based compensation	195	174	159	369	317
Depreciation and amortization	63	65	93	128	203
Total adjustments to selling, general and administrative	258	239	252	497	520
Research and development:
Share-based compensation	54	61	52	115	112
Employer portion of withholding taxes on stock grants	6	–	–	6	–
Depreciation and amortization	22	25	20	47	21
Total adjustments to research and development	82	86	72	168	133
Total non-GAAP adjustments to operating expenses	340	325	324	665	653
Interest expense, net	3	5	7	8	16
Other income (expense), net	(1)	21	22	20	28
Provision for income taxes	26	16	26	42	39
Total non-GAAP adjustments	533	526	514	1,059	1,001
Non-GAAP net income (loss)	$(99)	$264	$191	$165	$411

Non-GAAP net income (loss) per share (diluted)	$(0.01)	$0.02	$0.01	$0.01	$0.03

Denominator for GAAP net income (loss) per share (diluted)	14,874	14,787	14,621	14,831	14,600
Non-GAAP adjustment	–	396	83	485	50
Denominator for non-GAAP net income (loss) per share (diluted)	14,874	15,183	14,704	15,316	14,650

GAAP operating expenses	$5,774	$5,819	$5,705	$11,593	$11,334
Non-GAAP adjustments to operating expenses	(340)	(325)	(324)	(665)	(653)
Non-GAAP operating expenses	$5,434	$5,494	$5,381	$10,928	$10,681

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LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013
OEM Modules	$5,298	$5,628	$4,696	$10,926	$9,914
Enterprise Solutions	5,437	5,908	6,272	11,345	11,937
Net revenue	$10,735	$11,536	$10,968	$22,271	$21,851

	Three Months Ended December 31,
	2014			2013
	OEM Modules	Enterprise Solutions	Total	OEM Modules	Enterprise Solutions	Total
Americas	$1,971	$3,662	$5,633	$1,732	$4,304	$6,036
EMEA	2,154	1,150	3,304	1,819	1,194	3,013
Asia Pacific	550	349	899	633	440	1,073
Japan	623	276	899	512	334	846
	$5,298	$5,437	$10,735	$4,696	$6,272	$10,968

	Six Months Ended December 31,
	2014			2013
	OEM Modules	Enterprise Solutions	Total	OEM Modules	Enterprise Solutions	Total
Americas	$4,380	$7,812	$12,192	$3,596	$7,990	$11,586
EMEA	4,323	2,275	6,598	3,943	2,400	6,343
Asia Pacific	1,167	661	1,828	1,259	832	2,091
Japan	1,056	597	1,653	1,116	715	1,831
	$10,926	$11,345	$22,271	$9,914	$11,937	$21,851

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